SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  02549



                           FORM 8-K

            PURSUANT TO SECTION 13 OR 15(D) OF THE
                SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported): May 14,
   1998


                     NEW PLAN REALTY TRUST
    (Exact name of registrant as specified in its charter)


   Massachusetts     001-08459          13-1995781
   (State or other   (Commission File   (IRS Employer
   jurisdiction of   Number)            Identification No.)
   incorporation
   or organization)



   1120 Avenue of Americas, New York, New York       10036
   (Address of principal executive offices)       (Zip Code)


   (212) 869-3000
   (Registrant's Telephone Number)


   Item 5.  Other Events

        On May 14, 1998, New Plan Realty Trust, a
   Massachusetts business trust (the "Company"), Excel Realty Trust, Inc., a Maryland corporation ("Excel"), and ERT Merger Sub, Inc., a Maryland corporation and a wholly-owned subsidiary of Excel ("Sub"), entered into an Agreement and Plan of Merger dated as of May 14, 1998 (the "Merger Agreement") providing for the merger of the Sub with and into the Company and the Company surviving as a wholly-owned subsidiary of Excel. The Merger Agreement calls for Excel to declare a 20% stock dividend and then issue one share of Excel for each share of the Company outstanding. After the merger, Excel, which will be renamed New Plan Excel Realty Trust, Inc. ("New Plan Excel"), will have approximately 93 million common shares outstanding. Holders of the Company's shares upon consummation of the merger will then hold approximately 65% of the outstanding common stock of New Plan Excel. The dividend policy of New Plan Excel for the first year following the merger will be $1.60 per share with anticipated minimum increases of $0.0025 per share per quarter until the current quarterly dividend (expressed as an annual rate) is $1.67 per share.

        Holders of the Company's Series A Cumulative Step Up Premium Rate Preferred Shares are to receive an equal amount of Excel's Series D Cumulative Voting Step Up Premium Rate Preferred Stock ("Excel Series D Preferred Stock") with substantially identical terms, except that holders of the Excel Series D Preferred Stock will have the right to vote with the holders of the common stock of New Plan Excel on all matters and for two additional directors of New Plan Excel if the distributions on the Excel Series D Preferred Stock are in arrears for six or more quarterly periods. In addition, an application will be made to list the Excel Series D Preferred Stock on the New York Stock Exchange.

        In accordance with the Merger Agreement, the Board of Directors of New Plan Excel is to consist of nine (9)
   current members on the Company's Board and six (6) members currently on Excel's Board. The senior management of New Plan Excel is to be as follows:

        William Newman:       Chairman

        Arnold Laubich:       Chief Executive Officer

        Gary B. Sabin:        President and Chairman
                               of Investment Committee


        James M. Steuterman:  Executive Vice President and
                               Co-Chief Operating Officer

        Richard B. Muir:      Executive Vice President and
                               Co-Chief Operating Officer

        David A. Lund:        Chief Financial Officer

        New Plan Excel's headquarters will be based in New
   York with operational headquarters in New York and San
   Diego.

        The Merger Agreement and the press release are attached as Exhibits 2.1 and 99.1 hereto, respectively, and are hereby incorporated herein by reference. The merger is subject to shareholder approval and customary closing conditions.

   Item 7.  Exhibits

   2.1  Agreement and Plan of Merger dated as of May 14,
        1998 between the Company, Excel and the Sub.

   99.1 Press release issued by the Company and Excel on May 14, 1998.


                           SIGNATURE

        Pursuant to the requirements of the Securities
   Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             NEW PLAN REALTY TRUST
                             Registrant


   Dated:  May 22, 1998      /s/ Steven F. Siegel
                             -----------------------------
                             Steven F. Siegel
                             General Counsel and Secretary